
   As filed with the Securities and Exchange Commission on December 4, 2000 Registration No. 333-
--------------------------------------------------------------------------------------------------
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                 ------------------
                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                  -----------------
                           ADAPTIVE BROADBAND CORPORATION
               (Exact name of registrant as specified in its charter)

            Delaware                                             94-1668412
     (State of Incorporation)                   (I.R.S. Employer Identification No.)

                               -----------------

                             1143 Borregas Avenue
                             Sunnyvale, CA  94089
                   (Address of principal executive offices)

                               -----------------

                            1992 Stock Option Plan
                           (Full title of the plan)

                                Kenneth J. Wees
                 Vice President, General Counsel and Secretary
                             1143 Borregas Avenue
                             Sunnyvale, CA  94089
                                (408) 732-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               -----------------

                                 Copies to:
                          Kenneth L. Guernsey, Esq.
                          Angelique C. Tremble, Esq.
                             Cooley Godward LLP
                       One Maritime Plaza, 20th Floor
                           San Francisco, CA 94111
                               (415) 693-2000

                             -----------------
                                                                   Page 1 of 9
                                                       Exhibit Index at Page 5

                        CALCULATION OF REGISTRATION FEE
================================================================================

   Title of Securities to           Amount to be    Proposed Maximum        Proposed Maximum         Amount of
        be Registered                Registered     Offering Price Per     Aggregate Offering     Registration Fee
                                                        Share (1)               Price (1)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10         3,500,000                  7.21              25,235,000           $ 6,662.04
per share, reserved for future
issuance pursuant to the 1992
Stock Option Plan
====================================================================================================================

====================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on November 30, 2000 for shares available for grant pursuant to the 1992 Stock Option Plan (pursuant to Rule 457(c) under the Act).

                   INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENT ON FORM S-8
                                 NO. 333-35025

     The contents of the Registration Statement on Form S-8 No. 333-35025 filed with the Securities and Exchange Commission on September 5, 1997 is incorporated by reference herein with such modifications as are set forth below.

     An amendment to the 1992 Stock Option Plan (the "Plan") approved by the Board in July 2000 and approved by the stockholders in October 2000, increased the number of shares of the Company's Common Stock authorized for issuance under the Plan from 8,600,000 shares to 12,100,000 shares.

                                    EXHIBITS

Exhibit
Number
    5.1      Opinion of Cooley Godward LLP.

   23.1      Consent of Ernst & Young LLP, Independent Auditors.

   23.2      Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

   24.1      Power of Attorney.

   99.1      1992 Stock Option Plan, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on December 4, 2000.


                                  Adaptive Broadband Corporation

                                  By: /s/ Frederick D. Lawrence
                                      -------------------------
                                      Frederick D. Lawrence
                                      Chief Executive Officer

                   Signature                                        Title                             Date
     /s/ Frederick D. Lawrence                    Chairman of the Board, President, Chief      December 4, 2000
-----------------------------------------------   Executive Officer and Director (Principal
     Frederick D. Lawrence                        Executive Officer and Director)

     /s/ Donna S. Birks                           Executive Vice President and                 December 4, 2000
-----------------------------------------------   Chief Financial Officer (Principal
     Donna S. Birks                               Financial Accounting Officer)

     /s/ Kenneth J. Wees                          Vice President, General Counsel and          December 4, 2000
-----------------------------------------------   Secretary
     Kenneth J. Wees

            *                                     Director                                     December 4, 2000
-----------------------------------------------
     Leslie G. Denend

            *                                     Director                                     December 4, 2000
-----------------------------------------------
     James C. Granger

            *                                     Director                                     December 4, 2000
-----------------------------------------------
     William L. Martin III

            *                                     Director                                     December 4, 2000
-----------------------------------------------
     James T. Richardson

*By:  /s/ Kenneth J. Wees
-----------------------------------------------
       Kenneth J. Wees
       Attorney-in-fact

                                 EXHIBIT INDEX

  Exhibit                                                                      Sequential Page
  Number                                    Description                            Numbers

    5.1    Opinion of Cooley Godward LLP.                                              6

   23.1    Consent of Ernst & Young LLP, Independent Auditors.                         7

   23.2    Consent of Cooley Godward LLP. is contained in Exhibit 5.1 to this          --
           Registration  Statement.

   24.1    Power of Attorney.                                                          8

   99.1    1992 Stock Option Plan, as amended.                                         9